EX. 10.1

AMENDMENT TO EXCHANGE AGREEMENT

This AMENDMENT TO EXCHANGE AGREEMENT (“Amendment”) is made as of September 26, 2014 between Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), and Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), and amends that certain Exchange Agreement, dated as of May 15, 2014, between Earthstone and Oak Valley (the “Exchange Agreement”).  Earthstone and Oak Valley are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties desire to modify the Exchange Agreement on the terms herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties agree as follows:

1.	Amendment to Section 5.2(b). Section 5.2(b) of the Exchange Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, Oak Valley shall be permitted to enter into no more than one Oak Valley Interim Acquisition prior to the Closing Date.”

2.	Amendment to Section 7.1. Section 7.1 of the Exchange Agreement is hereby amended as follows:

●	“November 30, 2014” is hereby replaced with “January 31, 2015”

●	“December 31, 2014” is hereby replaced with “February 28, 2015”

3.
Continuing Agreement.  Except as expressly amended by this Amendment, the provisions of the Exchange Agreement and all rights, duties, liabilities and obligations therein and related thereto are expressly confirmed in all respects and shall continue in full force and effect.

4.	Entire Agreement. The Exchange Agreement, as amended by this Amendment, contains the entire agreement between the Parties with respect to the matters contemplated herein.

5.
Severability.  In the event that any provisions of this Amendment shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired hereby.

6.
Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

7.
Governing Law.  This Amendment and all disputes arising hereunder shall be subject to, governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws provisions.  All disputes arising under or relating to this Amendment shall be resolved in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the Parties irrevocably consent to the personal jurisdiction and convenient venue and forum of such courts.

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